Western Asset Premier Bond Fund

File Number: 811-10603

Shareholder Meeting Results:

The Fund’s annual meeting of shareholders was held on May 4, 2004. Of the 11,355 common shares outstanding, the following shares were voted in the meeting:

   For

Against

Withheld

Election of Class I Trustee:         Anita L. DeFrantz

            10,545

     —

      4

Of the 3 preferred shares outstanding, the following shares were voted in the meeting:

   For

Against

Election of Class I Trustee:         Anita L. DeFrantz

    2

    —

                                        William G. McGagh

                2

    —

Of both the common and preferred shares outstanding, the following shares were voted in the meeting:

   For

Against

Withheld

Amendment to the Fund’s Amended and Restated Agreement and

Declaration of Trust in order to Declassify the Board of Trustees

10,544

     3

                    5

   For

Against

Withheld

Amendment to the Fund’s Amended and Restated Agreement and

Declaration of Trust Relating to a Trustee’s standard of care and right to indemnification in connection with his or her service to the Fund

10,544

      3

                    5